UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2021

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 605, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Global Market

Item 1.01.	Entry into a Material Definitive Agreement.

On March 4, 2021, Cinedigm DC Holdings, LLC (“CDCH”), Access Digital Media, Inc., Access Digital Cinema Phase 2, Corp., Christie/AIX, Inc., Cinedigm Digital Funding I, LLC, certain Lenders, and Prospect Capital Corporation, as administrative agent and collateral agent (“Prospect”), entered into Amendment No. 3 (the “Amendment”) to the Term Loan Agreement dated February 28, 2013 (the “Term Loan Agreement”). Under the Amendment, the maturity date of the loan under the Term Loan Agreement (the “Loan”) was extended to March 31, 2022. As a condition to the effectiveness of the Amendment, CDCH paid $3,500,000 to Prospect to reduce the outstanding principal amount of the Loan.

On March 9, 2021, Cinedigm Corp. issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

The foregoing description of the Amendment is qualified in its entirety by reference to such document, which will be filed in accordance with SEC rules and regulations.

Item 9.01	Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 9, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.

Dated: March 10, 2021	By:	/s/ Gary S. Loffredo
Gary S. Loffredo President, Chief Operating Officer, General Counsel and Secretary